Exhibit 10(b)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Post-Effective Amendment No. 9 to Registration Statement Nos. 333-85183 and 811-09547 on Form N-4 (the “Registration Statement”) of our reports dated April 6, 2007 relating to the financial statements of Farmers Annuity Separate Account A and Farmers New World Life Insurance Company, which appear in the Statement of Additional Information of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP
Seattle, Washington April 25, 2007